SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as
      permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or
      Sec. 240.14

WELLINGTON PROPERTIES TRUST
(Name of Registrant as Specified in its Charter)


(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1. Title of each class of securities to which transaction applies;
      2. Aggregate number of securities to which transaction applies;
      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined);
      4. Proposed maximum aggregate value of transaction;
      5. Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing be registration statement number, or the Form or Schedule and the date of filing.

      1. Amount Previously Paid:
      2. Form, Schedule or Registration No.:
      3. Filing Party:
      4. Fate Filed:

WELLINGTON PROPERTIES TRUST
18650 W. Corporate Drive, Suite 300
Brookfield, WI  53008-0919

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 29, 1999

To the Shareholders of  Wellington Properties Trust:

Notice is hereby given that the Annual Meeting of Shareholders (together with any adjournments or postponements thereof, the "Meeting") of Wellington
Properties Trust (the "Company") will be held at Thresher
Square, 708 S. 3rd Street, Minneapolis, MN, on Wednesday,
December 29, 1999 at 10:00 a.m., CST time, for the purpose of considering and voting upon the following matters:

(1) To elect two persons to the Board of Trustees for three year terms and two persons for one year terms;

(2)	To consider and act upon a proposal to
amend the Company's Restated Declaration of Trust to change the Company's name; and

(3)	To transact such other business as may
properly come before the Meeting.

These items are more fully described in the accompanying Proxy Statement, which is hereby made a part of this Notice of Annual Meeting of Shareholders.

The Board of Directors has fixed the close of business on November 15, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting.

A copy of the Company's Annual Report for the year ended December 31, 1998 is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this Notice.

By Order of the Board of  Trustees,
/s/ Robert F. Rice
President/Secretary

Brookfield, Wisconsin

December 13, 1999

ALL SHAREHOLDERS ARE CORDIALLY INVITED
TO ATTEND THE MEETING IN PERSON.  WHETHER OR
NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE
COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED
PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO
ENSURE YOUR REPRESENTATION AT THE MEETING. A
RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF
MAILED IN THE UNITED STATES) IS ENCLOSED FOR
THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR
PROXY, YOU MAY STILL VOTE IN PERSON IF YOU
ATTEND THE MEETING. PLEASE NOTE, HOWEVER,
THAT IF YOUR SHARES ARE HELD OF RECORD BY A
BROKER,  BANK OR OTHER NOMINEE AND YOU WISH
TO VOTE AT THE MEETING, YOU MUST BRING TO THE
MEETING A LETTER FROM THE BROKER, BANK OR
OTHER NOMINEE CONFIRMING YOUR BENEFICIAL
OWNERSHIP OF THE SHARES. ADDITIONALLY, IN
ORDER TO VOTE AT THE MEETING, YOU MUST
OBTAIN FROM THE RECORD HOLDER A PROXY
ISSUED IN YOUR NAME.

WELLINGTON PROPERTIES TRUST
18650 W. Corporate Drive, Suite 300
Brookfield, WI  53008-0919

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF
WELLINGTON PROPERTIES TRUST
December 29, 1999

INFORMATION CONCERNING SOLICITATION AND
VOTING


This Proxy Statement (the "Proxy Statement") and the accompanying form of proxy are being furnished to the shareholders of Wellington Properties Trust (the "Company") in connection with the solicitation of proxies by the Board of Trustees of the Company (the "Board") from holders of its outstanding Common Shares, $.01 par value per share (the
"Common Shares"), from holders of its Class A Cumulative Convertible Preferred Shares (the "Class A Preferred Shares") and from holders of its Class B Junior Cumulative Convertible Preferred Shares (the "Class B Preferred Shares") for use at the Annual Meeting of Shareholders of the Company (together with any adjournments or postponements thereof, the "Meeting") to be held at Thresher Square, 708 S. 3rd Street, Minneapolis, MN, on Wednesday, December 29, 1999 at 10:00 a.m., CST time. This Proxy Statement, the accompanying form of proxy and the Annual Report to Shareholders are expected to be mailed to shareholders of the Company on or about December
13, 1999.

SOLICITATION

The expense of this solicitation will be borne by the Company. Solicitation will be primarily by use of the mails. Executive officers and other employees of the Company may solicit proxies, without additional compensation, personally and by telephone and other means of communication. The Company will also reimburse brokers and other persons holding Common Shares, Class A Preferred Shares and Class B Preferred Shares in their names or in the names of their nominees for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners.

VOTING RIGHTS AND OUTSTANDING SHARES

Shareholders of record as of the close of business on November 15, 1999 (the "Record Date") will be entitled to vote at the Meeting. Each outstanding Common Share is entitled to one vote and each Class A Preferred Share and each Class B Preferred Share is entitled to 3.448 votes on each matter to come before shareholders at the Meeting. As of the Record Date, there were 1,372,152 Common Shares, 700,000 Class A Preferred Shares and 349,800 Class B Preferred Shares (collectively the "Voting Shares") outstanding and entitled to vote.

The presence at the Meeting, in person or by proxy, of a majority in interest of the outstanding Voting Shares as of the Record Date will constitute a quorum for transacting business at the Meeting. Abstentions and broker non-votes are counted towards a quorum. Provided a quorum is present at the Meeting, directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting and the proposed amendment to the Company's
Restated Declaration of Trust will require a vote of a majority in interest of all Voting Shares entitled to vote at the meeting.

All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence of absence of a quorum for the transaction of business but will not be counted for purposes of determining the presence or absence of a quorum for action on a particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement, other than with respect to a matter that requires the approval of a majority in interest of the outstanding Voting Shares, will therefore not be considered votes cast and, accordingly, will not affect the determination as to whether sufficient votes have been obtained with respect to such matters. Because approval of the amendment to the Company's Restated Declaration of Trust will require the affirmative vote of a majority in interest of the outstanding Voting Shares, broker non-votes with respect to such proposal will have the same effect as a negative vote.

REVOCABILITY OF PROXIES

The Voting Shares represented by proxy will be voted as instructed if received in time for the Meeting. If no instructions are indicated, such shares will be voted in favor of (FOR) (i) each nominee for election as a director specified herein, (ii) the proposal to amend the Company's Restated Declaration of Trust to change the Company's name, and (iii) in the discretion of the proxy holder, as to any other matter that may properly come before the Meeting. Any person signing and mailing the proxy may, nevertheless, revoke it at any time before it is exercised by written notice to the Company (Attention Robert F. Rice,
President and Secretary) at its offices at 18650 W. Corporate Drive, Suite 300, Brookfield, WI 53008-0919, or by attending in person and voting at the Meeting. Attendance at the Meeting, however, will not itself constitute the revocation of a proxy.

PROPOSAL 1 -- ELECTION
OF TRUSTEES

Four trustees, are to be elected at the Meeting and, if elected, two will serve until the next Annual Meeting of Shareholders and two will serve for three year terms and until their successors have been elected and qualified.

The nominees of the Board are set forth below. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. If additional persons are nominated for election as trustees, then the proxy holders intend to vote all proxies received by them for the nominees listed below unless instructed otherwise. As of the date of this Proxy Statement, the Company is not aware of any nominee who is unable or who will decline to serve as a trustee if elected.

NOMINEES FOR ELECTION AS TRUSTEES

Set forth below are the names, positions and offices held and a brief description of the business experience during the past five years of each person nominated to serve as a trustee of the Company.

Terms to Expire in 2002

Robert D. Salmen joined the Board in August 1999.  Mr.
Salmen founded Equity Financial Services in 1993. While continuing to operate Equity Financial's investment services company, he co-founded Equity Commercial Services in 1996 to incorporate leasing and then property management services for Equity Financial and currently serves as its president. Prior to founding Equity Financial Services, Mr. Salmen was vice president of institutional investment sales with Welsh
Companies for eight years. He established the Institutional Investment division at Welsh Companies in 1985. From its inception through 1992, he directed Welsh's sales marketing force. Prior to joining Welsh, Mr. Salmen spent over nine years with Towle Real Estate. Mr. Salmen is a graduate of the University of Minnesota.

Mark S. Whiting joined the Board in October 1999, upon the completion of the public offering of the Class A Preferred Shares. Mr. Whiting has an extensive public REIT background, having served as the President and a member of the board of directors of TriNet Corporate Realty Trust, Inc. (NYSE: TRI) from 1993 until 1998 and as its Chief Executive Officer from 1996 until 1998. At the time, TriNet owned a commercial real estate portfolio consisting of over 20 million square feet located in 26 states and a total market capitalization of $1.6 billion. Mr.
Whiting holds an M.B.A. from Stanford University Graduate
School of Business.

Terms to Expire in 2000 (Joining Class II)

Duane H. Lund (35) has been the Chief Executive Officer of the Company since November 1998. Mr. Lund was a founding shareholder of First Industrial Realty Trust, Inc. and served as a senior regional director of First Industrial from 1994 to 1998.
In such capacity, Mr. Lund acquired and managed over 11,000,000 square feet of commercial property with a value in excess of $750 million. From 1989 to 1994, Mr. Lund was an acquisition partner with The Shidler Group, where he was involved in coordinating the underwriting and due diligence for over $200 million of commercial property. Mr. Lund was a tax consultant with Peat Marwick Main & Company from 1986 until 1988. Mr. Lund is a member of the boards of directors of the Wisconsin Real Estate Alumni Association and National Association of Industrial and Office Properties, Minnesota
Chapter and is a member of the advisory boards of the Midwest
Real Estate News, the Minnesota Real Estate Journal and the
KPMG Peat Marwick Alumni Association.

Robert F. Rice (48), the President and corporate Secretary of the Company, has served as Secretary since the Company's inception in 1994 and as Executive Vice President from May
1997 until becoming President in November 1998. Prior to November 1998, Mr. Rice served as Vice President and General Counsel to Wellington Management Corporation, beginning in November 1993. From 1989 to October 1993, Mr. Rice provided advice with respect to Resolution Trust Corporation matters through Resource Alternatives, Inc., a provider of legal and consulting services to the real estate industry. From 1984 to 1989, Mr. Rice served as a director, officer and general counsel for various affiliates of St. Francis Bank, F.S.B. Mr. Rice graduated from Marquette University Law School in 1976.


MANAGEMENT OF THE COMPANY

BOARD OF TRUSTEES

The Board is currently comprised of the following persons:

Name			             	Age

Arnold K. Leas	     	65
Steven B. Hoyt	     	47
Paul T. Lambert	    	47
Peter Ogden		       	47
Robert P. Ripp		     72
Robert D. Salmen	   	44
Mark S. Whiting		    42

Following is a description of the current trustees (other than the nominees) of the Company.

Class I Trustees - Terms to Expire in 2001

Paul T. Lambert, has been a trustee since November
1998. Mr. Lambert has been a private investor since 1995. He served on the board of directors and was the chief operating officer of First Industrial Realty Trust, Inc. from its initial public offering in June 1994 to the end of 1995. Mr. Lambert was one of the largest contributors to the formation of First Industrial and one of its founding shareholders. Prior to forming First Industrial, Mr. Lambert was managing partner of the Midwest region for The Shidler Group, a national private real estate investment company. Prior to joining Shidler, Mr. Lambert was a commercial real estate developer with Dillingham Corporation and, prior to that, was a consultant with The Boston Consulting Group. Mr. Lambert was also a founding shareholder of CGA Group, Ltd., a holding company whose subsidiary is a AAA-rated financial guarantor based in Bermuda.

Arnold K. Leas, the Chairman of the Board of Trustees, served as the Company's original President/Chief Executive Officer from its inception in 1994 until November 1998. Mr. Leas also served as a Director, Chief Executive Officer and President of Wellington Management Corporation since its inception in 1988. Wellington Management and its subsidiary, Wellington Investment Services Corp., currently manage over $100 million dollars of investors' funds. From 1984 to 1988, Mr. Leas was Executive Vice President of Decade Securities, Inc., a Milwaukee, Wisconsin based company that was involved primarily in the syndication of multi-family apartment communities throughout the United States. Mr. Leas is on the board of directors of the Metropolitan Milwaukee Association of Commerce Council of Small Business Executives and is a graduate of the Realtors Institute.

Class II Trustees - Terms to Expire in 2000

Steven B. Hoyt became a trustee in November 1998. He has served as managing general partner of Hoyt Development (from 1979 to 1989) and Chief Executive Officer of Hoyt Properties, Inc. (from 1989 to present). Hoyt Properties currently owns over 1,000,000 square feet of industrial and office property in Minnesota and has developed over 5,000,000 square feet of commercial property since its inception. From 1994 to 1995, Mr. Hoyt served as a Senior Regional Director of First Industrial Realty Trust, Inc. Mr. Hoyt is a member of the board of directors of the Better Business Bureau and has served in numerous state and national positions for the National Association of Industrial and Office Parks (NAIOP).

Robert P. Ripp has served as one of the trustees since the Company's inception in 1994. Mr. Ripp is the owner of RESI Realtor, a Milwaukee based real estate brokerage firm. Prior to forming RESI Realtor in 1985, Mr. Ripp was the Vice President/General Sales Manager for Wauwatosa Realty, a real estate brokerage firm with 27 offices in the State of Wisconsin.

Class III Trustees - Terms to Expire in 1999

Peter Ogden has been a trustee since the Company's inception in 1994. Mr. Ogden has served as the president and owner of Ogden Development Group, Inc. since 1986, both of which are Milwaukee-based providers of real estate brokerage, leasing and property management services and which together manage over 2,500 apartment and condominium units, in addition to shopping centers and office, industrial and mixed-use buildings.

Mr. Ripp has indicated that he intends to resign upon the election of the nominees at the Meeting. Mr. Ogden is not seeking another term with the Board.

COMMITTEES OF THE BOARD OF TRUSTEES

The Board has appointed an Audit Committee and a Compensation Committee but has no Nominating Committee.

Audit Committee.  The Audit Committee, which held
one meeting during 1998, currently consists of Messrs. Ogden
and Salmen.   The committee reviews
related party transactions, makes recommendations concerning the engagement of independent public accountants, reviews the performance of independent public accountants, considers the range of audit and non-audit fees that the Company pays to the independent accountants and reviews the adequacy of the internal accounting controls.

Compensation Committee. The Company's Compensation Committee, which held one meeting during 1998, currently consists of Messrs. Leas, Hoyt and Lambert. The committee makes recommendations and exercises all powers of the Board in connection with certain compensation matters, including incentive compensation and benefit plans. The Compensation Committee administers and has authority to grant awards under our 1998 Stock Incentive Plan.

SHAREHOLDER'S AGREEMENT

	In November 1998, the Company entered into a ten year shareholders' agreement with each of American Real Estate Equities, LLC, Duane H. Lund, WLPT Funding, Paul T.
Lambert, Lambert Equities II, LLC, Steven B. Hoyt, Wellington Management Corporation, Robert F. Rice, Arnold K. Leas,
Rose Marie Leas and Gregory S. Leas. Under the shareholders' agreement, the signing shareholders have agreed to take whatever actions are necessary (including, but not limited to, the voting of all shares owned, from time to time, by each of them, whether directly or indirectly) in order to: (1) cause Messrs. Lambert and Hoyt to be, and to continue to be, elected to the Board ; (2) cause the Board to fill any vacancies on the Board with a person mutually selected by American Real Estate Equities and Wellington Management Corporation; and (3) cause the Board to elect Mr. Lund as the Chief Executive Officer, Mr. Rice as the President, and Mr. Leas as the Chairman of the Board of Trustees.

ATTENDANCE AT BOARD AND COMMITTEES MEETINGS

During 1998, the Board met seven times. No incumbent
Board member attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board which such director was eligible to attend during 1998 and (ii) the total number of meetings held by any committee of the Board upon which such trustee served during 1998.

EXECUTIVE OFFICERS

The Company's only executive officers are Messrs. Lund, Chief
Executive Officer and Rice, President and Secretary.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with
respect to the beneficial ownership of the Company's Voting Shares as of the Record Date by: (i) each person known by the Company to own more than 5% in interest of the outstanding Voting
Shares: (ii) each of the Company's trustees and nominees for election; (iii) each of the Company's executive officers included in the Summary Compensation Table included elsewhere herein; and (iv) all of the Company's trustees and executive officers as a group. Except as otherwise noted, the person or entity named has sole voting and investment power over the shares indicated.

NAME                               BENEFICIAL OWNERSHIP
      	                         Number(1) 	      Percent(1)
Arnold K. Leas (2) (3) (4)	     524,738	        	10.5%
Steven B. Hoyt (2) (3) (5)	     1,527,936	      	30.6%
Paul T. Lambert (2) (3) (6)    	1,045,216      		20.9%
Duane H. Lund (2) (3) (7)      	1,085,216	      	21.6%
American Real Estate
   Equities, LLC (3) (8)	      1,045,216		      20.9%
Lambert Equities
    II, LLC (3) (9) 	          	1,045,216		      20.9%
WLPT Funding,
   LLC (3) (10)			              1,045,216      		20.9%
Wellington Management
   Corporation (3) (11   )    		  477,881	      	  9.6%
Robert F. Rice (2) (3) (14)        52,948          1.1%
Peter Ogden (2) (12)		              3,167		          *
Robert P. Ripp (2) (13)	            4,199            *
Mark S. Whiting (2)		                  --      		    *
Robert D. Salmen (2) 	                 --		          *

All trustees and current
executive officers as a
group (9 persons) (15)    		   	2,152,98  8      	42.3%

* Indicates less than one percent.

(1) Based on 1,372,152 Common Shares, 700,000 Class A
Preferred Shares and 349,800 Class B Preferred Shares outstanding as of November 15, 1999. Also assumes exercise by only the shareholder or group named in each row of all options and warrants for the purchase of the Common Shares held by such shareholder or group and exercisable within 60 days of November 15, 1999.

(2) The business address for each of the current trustees and executive officers is 18650 W. Corporate Drive, Suite
300, Brookfield, WI  53045.

(3) All of these parties have entered into a ten year agreement providing for the election of trustees and certain other matters. Each such party disclaims beneficial ownership of the Common Shares owned by each other party.

(4) Includes 990 Common Shares held by a trust for the benefit of Mr. Leas' wife and options to purchase 9,500
Common Shares exercisable within 60 days of November 15, 1999. Also includes 150,321 Common
Shares and an additional 327,560 Common Shares issuable upon conversion of 95,000 Class B Junior
Cumulative Convertible Preferred Shares held by
Wellington Management Corporation, of which Mr.
Leas is the president and chief executive officer and with respect to which Mr. Leas, members of his immediate family and trusts for the benefit of such persons own approximately 41.8% of the outstanding capital stock. Of the shares held by Mr. Leas or for the benefit of his wife, 30,544 Common Shares have been transferred to an excess share trust and may not be voted by Mr. Leas or his wife on any matter coming before the Company's shareholders. Mr. Leas disclaims beneficial ownership of Common Shares held for the benefit of his wife.

(5) Does not reflect 691,690 ordinary common units and 168,417 Class B common units of the operating partnership held by Mr. Hoyt or members of his immediate family. All Common Shares and Class B Preferred Shares indicated are held by American Real Estate Equities, LLC, of which Mr. Hoyt is a member. Includes 166,666 Common Shares, 482,720
Common Shares issuable upon conversion of 140,000
Class A Preferred Shares and 878,550 Common Shares issuable upon conversion of 254,800 Class B Junior
Cumulative Convertible Preferred Shares.

(6) Does not reflect 168,416 Class B common units of our operating partnership held by Lambert Equities II, LLC, of which Mr. Lambert is the controlling majority member and sole manager. All shares indicated are held by American Real Estate Equities, LLC, of which
Lambert Equities II, LLC is a member.  Includes
878,550 Common Shares issuable upon conversion of 254,800 Class B Junior Cumulative Convertible
Preferred Shares.

(7) Does not reflect 375,666 ordinary common units and 168,416 Class B common units of our operating partnership held by WLPT Funding, LLC, of which Mr.
Lund is the owner and the sole manager. All shares indicated are held by American Real Estate Equities, LLC, of which WLPT Funding, LLC is a member.
Includes 166,666 Common Shares, 878,550 Common Shares issuable upon conversion of 254,800 Class B Junior Cumulative
Convertible Preferred Shares and options to purchase 40,000
Common Shares exercisable within 60 days of November 15, 1999.

(8) Includes 878,550 Common Shares upon conversion of
254,800 Class B Junior Cumulative Convertible
Preferred Shares. The business address for American
Real Estate Equities, LLC is 300 First Avenue North,
Suite 115, Minneapolis, Minnesota 55401.

(9) Figures indicated do not reflect ownership of 168,416
Class B common units of the operating partnership. All shares indicated are held by American Real Estate
Equities, LLC, of which Lambert Equities II, LLC is a member. Includes 878,550 Common Shares issuable upon conversion of 254,800 Class B Junior Cumulative
Convertible Preferred Shares.  The business address for
Lambert Equities II, LLC is 4155 East Jewel, Suite 103,
Denver, Colorado 80222.

(10) Figures do not reflect 375,666 ordinary common units
and 168,416 Class B common units of the operating
partnership.   All shares indicated are held by American
Real Estate Equities, LLC, of which WLPT Funding,
LLC is a member. Includes 878,550 Common Shares issuable upon conversion of 254,800 Class B Junior
Cumulative Convertible Preferred Shares. The business address for WLPT Funding, LLC is c/o Golden Acres
Incorporated, 15315 Masons Pointe, Eden Prairie,
Minnesota  55347.

(11) Includes 327,560 Common Shares issuable upon conversion of 95,000 Class B Junior Cumulative
Convertible Preferred Shares. The business address for
Wellington Management Corporation is 18650 W.
Corporate Drive, Suite 300, P.O. Box 0919, Brookfield,
WI  53008-0919.

(12) Consists solely of options to purchase Common Shares exercisable within 60 days of November 15, 1999.

(13) Includes options to purchase 3,167 Common Shares exercisable within 60 days of November 15, 1999.

(14) Includes 3,448 Common Shares issuable upon conversion of 1,000 Class A Preferred Shares and options to purchase 47,917 Common Shares exercisable within 60 days of November 15, 1999.

(15) Includes options to purchase an aggregate of 103,751
Common Shares exercisable within 60 days of November
15, 1999, 482,720 Common Shares issuable upon conversion of 140,000 Class A Preferred Shares and 1,206,110 Common Shares issuable upon conversion of 349,800 Class B Junior Cumulative
Convertible Preferred Shares.  Of the total, 30,544 Common
Shares indicated have been transferred to an excess share trust and may not be voted by the holders thereof on any matter coming before the shareholders.
Figures do not reflect an aggregate of 1,067,356 common units and 505,249 Class B common units of our operating partnership.

COMPENSATION OF TRUSTEES AND EXECUTIVE
OFFICERS
COMPENSATION OF TRUSTEES

Trustees of the Company who are not employees of the Company receive a fee of $250 for each Board or committee meeting attended, plus the reimbursement of all reasonable out-of-pocket expenses incurred in connection with such attendance.

EXECUTIVE COMPENSATION

Summary Compensation

	From its inception in 1994 through the year ended December 31, 1997, the Company was externally managed and paid no compensation to any of the executive officers. In 1998 the following compensation was paid:

Name and Principal 		                           Securities Underlying
Position                Year	    Salary	              Options

Duane H. Lund           1998    $18,750(l)                 --
Chief Executive Officer

Robert F. Rice          1998    $62,500(2)	             7,917(3)
President and Secretary

(1)	Amount reflects base annual salary of $150,000. Mr. Lund
became our chief executive officer on November 20, 1998.

(2)	Amount reflects base annual salary of $150,000. Mr. Rice
was paid commencing August 1, 1998.

(3) All options were granted on May 27, 1998 and have an exercise price of $5.37 per Common Share, which was the fair market value per share on the date of grant. All such options are currently exercisable.

Options/SAR Grants in Last Fiscal Year
                                      Percentage of
                                      Total Options
Name and         Number of Common     Granted to
Principal        Shares Underlying    Employees        Exercise    Expiration
Position         Options Granted      in Fiscal Year   Price          Date

Duane H. Lund
Chief Executive
Officer                --                --              --           --

Robert F. Rice
President and
Secretary             7,917             18.98%         $5.37         5-26-08

Aggregated Option/SAR Exercises in Last Fiscal Year and
Fiscal Year End Option/SAR Values
                                        # of Securities  Value of
                                        Underlying       Unexercised in
	              Common                   Options/SARs     the Money Options/
Name and       Shares                   at Fiscal        SARs at Fiscal Year
Principal      Acquired on   Value      Year End         End ($) Exercisable/
Position       Exercise    	 Realized   Exercisable (1)  Unexercisable(2)

Duane H.
Lund            --            --          --                 --
Chief Executive
Officer

Robert F. Rice   --          --          7,917               $0/--
President and
Secretary


(1)	All of the options held by the named executive officers
are currently exercisable.

(2)	Calculations are based upon the closing bid price of $4.30
per Common Share as of December 31, 1998.

EMPLOYMENT AND SERVICES AGREEMENTS

  EMPLOYMENT AGREEMENTS

	Effective as of October 1, 1999, the Company has entered into new employment agreements with Duane H. Lund, the Chief Executive Officer and Robert F. Rice, the President. The employment agreements each provide for an initial base salary of $80,000 and, if the Company achieves progressive annual targets of earnings per share, the Board may elect to award Mr. Lund and Mr. Rice a bonus of up to 100% of base salary. In addition, each employment agreement provides that the officers shall receive those health, life and disability and other benefits extended by the Board to other similarly situated executives. Each of the employment agreements extends through December 31, 2000, subject to the Company's right to terminate the agreement at any time. In the event that the Company terminates either officer's employment without cause or in the event such person's employment discontinues upon the expiration of the employment agreement or following a change in control, the Company or, in the case of a change in control, our successor, will be obligated to pay to such officer an amount equal to one year's base salary and continue his benefits for one year.

		Further, effective October 1, 1999, the Company issued each of Mr. Lund and Mr. Rice options to purchase
80,000 of our Common Shares at $2.90, a price equal to 110% of the average closing bid price for the Company's common shares over the

10 trading days preceding the effective date of the Registration Statement covering the Class A Preferred Shares. These options will become exercisable as to 40,000 shares on December 31, 1999 and, if the Company meets specified financial goals for the preceding periods, as to an additional 40,000 shares on December 31, 2000.

CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS

			American Real Estate Equities, LLC. American Real Estate Equities, LLC is owned in equal thirds by WLPT
Funding, LLC, Lambert Equities II, LLC and Steven B. Hoyt.
Duane Lund,  chief executive officer of the Company, owns
100% of WLPT Funding and is its sole manager. Paul T.
Lambert, one of the Company's trustees, is a majority owner and sole manager of Lambert Equities. Steven Hoyt is also one of the trustees of the Company.

			In November 1998, the Shareholders approved a transaction whereby American Real Estate Equities would purchase 166,666 of our Common Shares for $1,000,000, or $6.00 per share, and would contribute certain assets, principally our Cold Springs office center in St. Cloud, Minnesota and contracts for the purchase of 29 other real estate investment properties (some of which Mr. Hoyt had an ownership interest in), to the operating partnership, Wellington Properties
Investments, L.P. As consideration for such assets, the Company agreed to:

- hire Mr. Lund as chief executive officer and nominate Mr.
Lambert and Mr. Hoyt for election to the board of trustees;

- issue 4,933,233 common units of the operating partnership to American Real Estate Equities or its members;

- issue an additional 9,934,663 common units to the owners of the properties to be acquired (including 4,510,671 units to Mr. Hoyt and his affiliates);

- assume $64.0 million in third-party mortgage indebtedness on the properties to be acquired;

- pay $31.2 million in cash to the owners of the properties to be acquired (none of which was to be paid to Mr. Hoyt);

- issue to American Real Estate Equities a warrant to purchase 791,667 Common Shares at a price of $5.37 per share with respect to 395,833 shares, $6.47 with respect to 197,917 shares, $7.74 per share with respect to 118,750 shares and $9.32 per share with respect to a price of $5.37 per share with respect to 395,833 shares, and $6.47 with respect to 197,917 79,167 shares; and

- reimburse certain of American Real Estate Equities' costs, including costs in obtaining the contractual rights contributed to the operating partnership, upon the completion of the transaction.

			Following shareholder approval of the proposed arrangement in November 1998 due principally to increased financing costs, the Company and American Real Estate

Equities consummated a much smaller transaction pursuant to which the operating partnership acquired only the Cold Springs office center and two other investments properties in Minnesota.
Under the final negotiated terms of the smaller transaction, the
Company:

- issued 2,557,707 units of its operating partnership;

- assumed only $17.1 million in third-party mortgage indebtedness on the properties acquired;

- paid no cash to the owners of the properties acquired; and

- hired Mr. Lund as Chief Executive Officer and Mr. Lambert and Mr. Hoyt were elected to the Board of Trustees.

			During the second quarter of 1999, the Company entered into further discussions with American Real Estate Equities because the original contemplated transactions could not be consummated. As a result of these discussions:

- Mr. Lund remained Chief Executive Officer and Mr.
Lambert and Mr. Hoyt remained on Board of Trustees;

- the recipients of the operating partnership units returned 838,372 units to the Company for cancellation; of the 1,719,335 operating partnership units still outstanding after the cancellation, 1,214,086 units are ordinary common units and 505,249 are Class B common units, which have no direct economic value, but which will convert to ordinary common units upon the determination of the Board of Trustees that the Company's funds from operations equal or exceed $0.55 per share, assuming the exercise of all outstanding rights to purchase the Company's equity securities and conversion of all securities convertible into Common Shares;

- only 1,719,335 operating partnership units remain outstanding with the owners of the three properties acquired
(including only 860,107 units to Mr. Hoyt and his affiliates);

- American Real Estate Equities returned the warrant covering 791,667 Common Shares to the Company for cancellation; and

- the Company paid no cash to American Real Estate Equities in reimbursement of the $1,356,000 it spent in connection with the transaction; instead, it issued American Real Estate Equities, in the third quarter of 1999, 135,600 of its Class Preferred Shares, all of which the Company has the right to redeem for $1 if it does not have total assets in excess of $150,000,000 or has not achieved funds from operations equal to at least $0.55 per share (on a fully-diluted basis) prior to June 30, 2002.

			Apart from the foregoing transactions, American Real Estate Equities advanced the Company an aggregate of $1,392,000 during the summer and fall of 1998 for working capital purposes. Pursuant to the agreement with American Real
Estate Equities, the Company has issued 119,200 Class B
Preferred Shares to them in
discharge of $1,192,000 of the repayment obligation.

			Wellington Management Corporation. Chairman of the Board, Arnold Leas, is the president and chief executive officer of Wellington Management Corporation and owns, together with certain members of his family and family trusts, 41.8% of Wellington Management Corporation's outstanding stock.
President, Robert Rice, was a vice president and general counsel of Wellington Management before joining the Company. Mr.
Rice has no ownership interest in Wellington Management
Corporation.

			In connection with the contemplated American Real Estate Equities transactions of November 1998 described above, the Company also entered into a number of agreements with Wellington Management Corporation pursuant to which:

- Mr. Rice would be appointed the President of the Company;

- Wellington Management would contribute the office building housing the Company's Brookfield, Wisconsin offices in Brookfield, Wisconsin to the operating partnership in exchange for $2.5 million in cash, the assumption of $7.3 million in mortgage indebtedness on the property, and 745,098 operating partnership units;

- the Company would issue to Wellington Management a warrant to purchase 791,667 Common Shares at a price of $5.37 per share with respect to 395,833 shares, $6.47 with respect to 197,917 shares, $7.74 per share with respect to 118,750 shares and $9.32 per share with respect to 79,167 shares;

- the Company would terminate its obligations to Wellington
Management under certain advisory fee arrangements in exchange for $1.6 million; and

- the Company would enter into a property management agreement with Wellington Realty, Inc., a wholly-owned subsidiary of Wellington Management Corporation, whereby Wellington Realty would manage the day-to-day operations of the Company's existing apartment community properties in Wisconsin for a management fee equal to 5% of gross income from such properties.

			Subsequent to November 1998, the Company and
Wellington Management agreed that the transfer of the Brookfield office building could not occur because the Company was unable to arrange financing to provide the stipulated
$2.5 million cash payment on acceptable terms. In connection with the discussions described previously, the Company entered into an agreement during the second quarter of 1999 with Wellington Management whereby:

- Mr. Rice remained the President of the Company;

- Wellington Management returned the warrant covering
791,667 Common Shares for cancellation;

- the advisory fee arrangement was still terminated, but the Company agreed that Wellington Management would retain cash payments received in 1998 totaling $550,000 and that the Company would issue, in the third quarter of 1999, 95,000 Class B Preferred Shares as consideration for the termination; and

- the Company entered into the new property management agreement with Wellington Realty, Inc. on the terms contemplated by the original agreement.

			In January 1998, the Company also entered into a listing agreement with Wellington Realty. Inc. whereby the Company agreed to pay 3% of the sale price of our Maple Grove and Lake
Pointe apartment communities in the event of a sale. Though we are not presently marketing the Lake Pointe property, the Company subsequently sold the Maple Grove property and Wellington
Realty, Inc., received a fee totaling $501,000 upon consummation of the sale.

			From time to time, the Company may purchase insurance through another affiliate of Wellington Management
Corporation, Wellington Insurance Services, Inc., which will receive a commission of those sales equal to 15% of scheduled premiums.

			Hoyt Properties Inc. Steven Hoyt, a Trustee of the Company is the principal of Hoyt Properties Inc.

			On November 20, 1998, the Company's operating partnership entered into a property management agreement with Hoyt
Properties. Under this agreement, Hoyt Properties manages the day-to-day operations of the existing commercial properties in Minnesota for a management fee equal to 5% of gross income from such properties, a fee management believes is consistent with industry norms.

In November 1999. Mr. Hoyt purchased 140,000 Class A Preferred
Shares for an aggregate purchase price of $1.4 million.

			As mentioned above, Steven Hoyt also owns a one-third membership interest in American Real Estate Equities, LLC.

			Additional advances of working capital. In April 1999, the operating partnership borrowed $50,000 from each of
American Real Estate Equities, LLC and Wellington
Management Corporation for working capital purposes under
term loans that were due December 31, 1999. An interest rate of
10% per year accrues on the principal balance of each of these
loans 	until repayment.  The loans were repaid in November 1999 out of the proceeds of the Maple Grove sale.

PROPOSAL 2 -- PROPOSAL TO AMEND THE
COMPANY'S RESTATED
DECLARATION OF TRUST TO
CHANGE THE CORPORATE
NAME

The Company's Board of Trustees has adopted, and is recommending to the shareholders for their approval at the Meeting, a resolution to amend Section 1.1 of the Company's Restated Declaration of Trust, as amended, to change the corporate name. The applicable text of the resolutions of the Board is as follows:

"RESOLVED, that the Company's Restated
Declaration of Trust be amended to change the name of the corporation and that such amendment be effected by deleting Section 1.1 of the Company's Declaration of Trust in its entirety and substituting in lieu thereof:

"SECTION 1.1		Name.  The name of the trust (hereinafter referred
to as the "Trust") is Stonehaven Realty Trust."

If the amendment is adopted, shareholders will not be required to exchange outstanding stock certificates for new certificates.

Approval of this proposal requires the affirmative vote of a majority in interest of the outstanding Voting Shares of the Company entitled to vote at the Meeting. If approved by the shareholders, the amendment to Section 1.1 will become effective upon filing Articles of Amendment to the Company's Restated Declaration of Trust, as amended, with the Maryland State Department of Assessments and Taxation, which filing is expected to take place shortly after the Meeting. However, the Board will be authorized, without a further vote of the shareholders, to abandon the name change and determine not to file the Articles of Amendment if the Board concludes that such action would be in the best interest of the Company and its shareholders. If this proposal is not approved by the shareholders, then the Articles of Amendment will not be filed.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF
PROPOSAL 2.

ACCOUNTANTS

The Board currently plans to appoint Price Waterhouse
Coopers, LLP as independent auditors for the Company for the fiscal year ending December 31, 1999, Price Waterhouse
Coopers, LLP has no relationship with the Company other than that arising from its appointment as independent auditors. Representatives of Price Waterhouse Coopers, LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING
COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's trustees, executive officers, and persons who own beneficially more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities of the Company. Trustees, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Prior to November 1998 Wellington Management Corporation and each of the Trustees and executive officers of the Compnay had failed to file any Form 3, Form 4 or Form 5 as required under Rule 16a-3(e). The Company cannot estimate the number of such Forms that were required but were not filed.

To the Company's knowledge and except as noted above, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its trustees, executive officers and greater than 10% beneficial owners were complied with during 1998. Such reports were not filed timely prior to November 1998, but have been subsequently filed.

OTHER MATTERS

The Board does not know of any other matters which may come before the Meeting. If any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company no later than April 1, 2000, in order to be included in the proxy statement and proxy relating to that annual meeting pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934. Shareholder proposals other than pursuant to rule 14a-8 must be submitted by April 1, 2000 in order to be considered timely. If the Board chooses to present a proposal despite its untimeliness, the persons named in the proxies solicited for the 2000 Annual
Meeting may exercise their discretionary voting power with respect to such proposal.

Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Shareholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board of Trustees,
\s\ ROBERT F. RICE
Robert F. Rice
President/Secretary

Brookfield, Wisconsin
December 13, 1999

PROXY FOR THE ANNUAL MEETING OF
SHAREHOLDERS
TO BE HELD ON DECEMBER 29, 1999

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF
TRUSTEES OF WELLINGTON PROPERTIES TRUST


The undersigned appoints Duane H. Lund and Robert F.
Rice and each of them, with full power of substitution, the proxies and attorneys of the undersigned, to vote as specified hereon at the Annual Meeting of Shareholders (the "Annual Meeting") of Wellington Properties Trust (the "Company") to be held at Thresher Square, 708 S. 3rd Street, Minneapolis, MN on Wednesday, December 29, 1999 at 10:00 a.m., CST time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy) that the undersigned would have if personally present at the Annual Meeting, to act in their discretion upon any other matter or matters that may properly be brought before the Annual Meeting and to appear and vote all the Voting Shares of the Company that the undersigned may be entitled to vote. The undersigned hereby acknowledged receipt of the accompanying Proxy Statement and Annual Report to Shareholders, and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Annual Meeting.

[ X ]	Please mark your votes as in this example.

The Board of Directors recommends a vote FOR the following proposals:

To elect the four nominees listed below to the Board of Trustees of Wellington Properties Trust.

NOMINEES: Robert D. Salmen, Mark S. Whiting, Duane H.
Lund and Robert F. Rice


1. Election of Trustees

[     ] FOR all nominees (except        [     ] WITHHELD from all nominees
          as indicated below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write that name(s) in the space provided below.


2.	To approve the Amendment to the Company's Restated
Declaration of Trust to change the Company's name.
	FOR	                        AGAINST                 	ABSTAIN
	[     ]                     [    ]                   [    ]

This proxy may be revoked at any time prior to the voting hereof.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE
VOTED AS IF MARKED FOR THE PROPOSALS ABOVE.

Please date and sign as name appears hereon. When signing as executor, administrator, trustee, guardian or attorney, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized corporate officer. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign.




___________________________________
Signature




___________________________________
Signature if
held jointly

Dated ____________________________, 1999